Exhibit 99.1

Statement Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated – January 14, 2003

In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, I, Steven M. Besbeck, Chief Executive Officer of Creative Computer Applications, Inc. a California Corporation (“Company”), hereby certify that the Company’s quarterly report on Form 10-QSB for the period ended November 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, and the information contained in the quarterly report on Form 10-QSB for the period ended November 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Steven M. Besbeck
Steven M. Besbeck
President, Chief Executive Officer, and Chief Financial Officer